Exhibit 13.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Dollarama Group Holdings L.P. (the “Partnership”) on Form 20-F for the fiscal year ended January 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), we, Larry Rossy and Michael Ross, Chief Executive Officer and Chief Financial Officer, respectively, of the general partner of the Company, certify that to our knowledge:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 29, 2010

/s/ Larry Rossy *
Larry Rossy Chief Executive Officer

/s/ Michael Ross *
Michael Ross Chief Financial Officer

*	A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 20-F or as a separate disclosure document.